Exhibit 5.1

December 12, 2003


YDI Wireless, Inc.
8000 Lee Highway
Falls Church, Virginia  22042

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-4 (including any pre-effective and post-effective amendments thereto, the "Registration Statement") to be filed by YDI Wireless, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,222,014 shares (the "Shares") of its common stock, par value $0.01 per share, which is the maximum amount that the Company anticipates it may issue pursuant to an Agreement and Plan of Merger dated October 30, 2003 by and among the Company, Stun Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and Phazar Corp, a Delaware corporation (the "Merger Agreement").

         In arriving at the opinion expressed below, we have examined and relied on the certificate of incorporation of the Company, as amended to date, the by-laws of the Company, as amended to date, the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company, the Registration Statement, the Merger Agreement and a certificate executed by the Company, addressed to us and dated as of the date hereof, containing certain factual and other representations.

         In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such examination of law, as we have deemed appropriate as a basis for the opinion expressed below.

         For the purposes of this opinion, we have assumed that, at or prior to the time of delivery of any of the Shares, the Registration Statement shall have been declared effective under the Securities Act and that the issuance of the Shares shall be in compliance with or exempt from all applicable state laws and regulations related to the issuance of securities.

         We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable.

         This opinion is to be used only in connection with the offering of the Shares while the Registration Statement is in effect.

YDI Wireless, Inc.
December 12, 2003
Page 2


         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the proxy statement/prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     FOLEY HOAG LLP




                                                     By:  /s/ William R. Kolb
                                                        ---------------------
                                                          a Partner





























                                Exhibit 5.1 - 2